UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2022

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Fifth Ave, Suite 500

New York, NY 10151

(Address of Principal Executive Offices) (Zip Code)

(646) 768-4241

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At their annual meeting reconvened on July 13, 2022, the stockholders of Allied Esports Entertainment, Inc. (the “Company”) took the following actions:

(1) The stockholders elected four directors to serve as Class B Directors on the Company’s Board of Directors. The stockholders cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Yinghua Chen	16,102,009	422,522	4,921,329
Adam Pliska	16,108,096	416,435	4,921,329
Yushi Guo	16,329,994	194,537	4,921,329
Yuanfei Qu	16,325,154	199,377	4,921,329

(2) The stockholders did not approve the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. There were 8,858,190 votes for the proposal, 12,475,677 votes against the proposal, and 111,993 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2022

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer

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